Exhibit 10.1
EXECUTION VERSION
INDEMNITY AND CONTRIBUTION AGREEMENT
THIS INDEMNITY AND CONTRIBUTION AGREEMENT (this “Agreement”) is made as of this 30th day of July, 2011, by and among Westwood One, Inc., a Delaware corporation (“WWON”), Gores Radio Holdings, LLC, a Delaware limited liability company (“Gores”), Verge Media Companies, Inc., a Delaware corporation (“Verge”), and Triton Media Group, LLC, a Delaware limited liability company (the “DG Shareholder”), and shall become effective automatically and without any further action by any party hereto immediately upon consummation of the WWON Merger (as defined below). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Merger Agreement, dated as of July 30, 2011, by and between WWON, Radio Network Holdings, LLC and Verge (the “Merger Agreement”).
WHEREAS, in connection with its sale of Metro Networks, Inc., Smart Route Systems, Inc. and TLAC, Inc. (collectively, the “Metro Business”) to Clear Channel Acquisition LLC (“Clear Channel”), Clear Channel and WWON agreed to certain mutual indemnification and other potential payment obligations pursuant to that certain Stock Purchase Agreement, dated as of April 29, 2011, between Clear Channel and WWON (the “Metro Agreement”);
WHEREAS, in connection with its sale of Triton Media Group, LLC (the “Digital Business”) to Triton Digital Inc., a Delaware corporation (“TDI”), Verge Media, Inc., a Delaware corporation and indirect wholly owned subsidiary of Verge (“VMI”), agreed to certain indemnification obligations in favor of TDI and its direct and indirect subsidiaries, as more fully described in Section 6 of the Unit Purchase Agreement, dated as of July 29, 2011, between TDI and VMI (the “Digital Agreement”);
WHEREAS, in connection with and in furtherance of the merger of Verge with and into a subsidiary of WWON (the “WWON Merger”), and the substantial benefits that the DG Shareholder will derive from the WWON Merger, the DG Shareholder desires to provide, subject to the terms and conditions contained in this Agreement, certain indemnification rights in favor of WWON with respect to the Digital Business; and
WHEREAS, in connection with and in furtherance of the WWON Merger, and the substantial benefits that Gores shall derive from the WWON Merger, Gores desires to provide, subject to the terms and conditions contained in this Agreement, certain contribution rights in favor of the DG Shareholder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the parties hereby agree as follows:
1.	DG SHAREHOLDER INDEMNITY
(a)
Subject to the limitations contained in this Agreement, the DG Shareholder shall indemnify and hold harmless WWON and each subsidiary of WWON (each an “Indemnified Party”) against any Losses (as defined below) suffered by such Indemnified Party to the extent arising from or directly related to the Digital Business; provided that, for the avoidance of doubt, the DG Shareholder shall have no obligation hereunder with respect to up to $166,667 of U.S. federal, state, local and foreign tax liabilities imposed on any Indemnified Party with respect to the sale of the Digital Business pursuant to the Digital Agreement, or with respect to the distribution of the consideration received thereunder to DG Shareholder through one or more Indemnified Parties.

(b)
“Losses” means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges, in each case paid to a third party (which, for the avoidance of doubt, shall (a) include, in the case of Section 2(a) below, any payments made by WWON or any of its subsidiaries to Gores or any of its members or any of its or their respective Affiliates pursuant to that certain Reimbursement Agreement, dated as of July 22, 2011, made by WWON in favor of Gores Capital Partners II, L.P. and Gores Co-Invest Partnership II, L.P., or otherwise as a result of Gores or any of its members or any of its or their respective Affiliates making a payment pursuant to the Guaranty, dated as of April 29, 2011, between Gores Capital Partners II, L.P. and Gores Co-Invest Partnership II, L.P. in favor of Clear Channel, and (b) exclude the allocable time of personnel of any party hereto or their affiliates, or the internal overhead (e.g., rent, office supplies, etc.) incurred in connection with handling a claim that is subject to indemnification hereunder).

(c)
All payments owed under this Section 1 by the DG Shareholder shall be payable by the DG Shareholder solely from 53.161% of the net cash proceeds received from time to time by the DG Shareholder in respect of the shares of Class B Common Stock of WWON issued to the DG Shareholder upon consummation of the WWON Merger (and/or received by the DG Shareholder in respect of any security, asset or other property received in respect of such shares) (collectively, the “Class B WWON Stock”), whether received as a result of a sale or other disposition of such Class B WWON Stock or as a dividend or other distribution in respect of such Class B WWON Stock (the “DG Shareholder Limit”), and shall be due within 10 business days after the later of (y) the DG Shareholder’s receipt of any such net cash proceeds (to the extent not used to satisfy other amounts owed hereunder) and (z) the DG Shareholder becoming obligated to make such payment hereunder. No interest shall accrue with respect to amounts owed hereunder pending the date on which any payments hereunder shall have become due and payable.

(d)
Notwithstanding the foregoing, (i) the DG Shareholder’s obligations under this Section 1 shall not apply with respect to any claim made against an Indemnified Party after (or any claim made against an Indemnified Party before but not communicated to the DG Shareholder in writing until after (or in the case of claims received within five business days of such date, not communicated within 10 days following)) the earlier to occur of (y) April 30, 2013, and (z) the date on which the record stockholders of WWON immediately prior to the Effective Time (excluding any nominees) cease to own at least 30% of the WWON Stock held by such Persons immediately after the Effective Time (the earlier to occur of (y) and (z), the “DG Shareholder Expiration Date”), and (ii) the DG Shareholder shall not be obligated to make any payment, individually or in the aggregate, in excess of the DG Shareholder Limit.

(e)
For purposes of this Agreement, “net cash proceeds” shall mean, cash proceeds actually received, less actual out-of-pocket costs to non-affiliates related to the sale or transfer of WWON Stock (e.g., brokerage commissions, underwriter commissions or discounts, legal fees, etc., but specifically excluding any taxes associated with such sale or transfer other than stamp taxes, sales tax, ad valorem tax or other non-income taxes incurred by the seller of such WWON stock).

2.	GORES CONTRIBUTION
(a)
Subject to the limitations contained in this Agreement, if WWON or any of its subsidiaries makes any payment(s) from time to time pursuant to the Metro Agreement (whether pursuant to an indemnification obligation, a purchase price adjustment mechanism or otherwise) or otherwise suffers any Losses (as defined in Section 1(b) above) to the extent arising from or directly related to to the Metro Business (each a “Covered Payment”), then, for each such Covered Payment, Gores shall pay an amount to the DG Shareholder equal to the Gores Contribution Amount (as defined below) for such Covered Payment.

(b)	For purposes of this Agreement, “Gores Contribution Amount” shall mean, for each Covered Payment, an amount equal to:
(i)
For the first $5,000,000 of Covered Payments, the product of (y) the excess, if any, of (A) the amount of such Covered Payment (or portion thereof as applicable), over (B) the aggregate of all amounts received by WWON from Clear Channel under the Metro Agreement following the consummation of the WWON Merger (“Clear Channel Payments”) but only to the extent such Clear Channel Payments are not then being applied, and have not been previously applied, against any other Covered Payment pursuant to this clause (B) or clause (c) below, and (z) 45.135%; and

(ii)
For Covered Payments in excess of $5,000,000, the product of (y) the excess, if any, of (A) the amount of such Covered Payment (or portion thereof as applicable), over (B) all Clear Channel Payments received by WWON in excess of $5,000,000 but only to the extent such Clear Channel Payments in excess of $5,000,000 are not then being applied, and have not been previously applied, against any other Covered Payment under this clause (B) or clause (c) below, and (z) 50.820%.

(c)
If, subsequent to any payment(s) made by Gores pursuant to Section 2(a) above, WWON receives a Clear Channel Payment that is not then being applied, and had not otherwise been previously applied, to any other Covered Payment under clause (i)(B) or (ii)(B) above and that would have reduced the amount Gores would have been required to pay pursuant to the formula(s) set forth in Section 1(b) above had such Clear Channel Payment been received prior to such payment(s), the DG Shareholder shall promptly return to Gores the amount necessary to reduce Gores’ total payment(s) to the amount which would have been required to be paid by Gores had such Clear Channel Payment (or portion thereof as applicable) been received prior to such payment(s).

(d)
All payments owed under this Section 2 by Gores shall be payable by Gores solely from the net cash proceeds received by Gores from time to time after the date hereof in respect of shares of common stock of WWON (and/or received by Gores in respect of any security, asset or other property received directly or indirectly in respect of such shares of common stock, including but not limited to the shares of Class A Common Stock to be issued to Gores upon consummation of the Reclassification) (collectively, the “Class A WWON Stock” and, together with the Class B WWON Stock, the “WWON Stock”), whether received as a result of a sale or other disposition of such Class A WWON Stock or as a dividend or other distribution in respect of such Class A WWON Stock, and shall be due within 10 business days after the later of (y) Gores’ receipt of any such net cash proceeds (to the extent not used to satisfy other amounts owed hereunder) and (z) Gores becoming obligated to make such payment hereunder. No interest shall accrue with respect to amounts owed hereunder pending the date on which any payments hereunder shall have become due and payable.

(e)
Notwithstanding the foregoing, Gores’ obligations under this Section 2 shall not apply with respect to any claim made against WWON or any of its subsidiaries after (or any claim made against WWON or any of its subsidiaries before but not communicated to Gores in writing until after (or in the case of claims received within five business days of such date, not communicated within 10 days following)) the earlier to occur of (y) April 30, 2013, and (z) the date on which the DG Shareholder, its members and their respective Affiliates, collectively, cease to own at least 30% of the common stock of WWON owned by such persons upon the closing of the WWON Merger (the earlier to occur of (y) and (z), the “Gores Expiration Date”).

3.	COVENANTS OF EACH OF GORES AND THE DG SHAREHOLDER
(a)
From and after the date hereof until the Gores Expiration Date (or, if any claims against WWON or any of its subsidiaries for which Gores could be required to make a payment pursuant to Section 2 hereof remain pending, or for any reason any payment owed hereunder by Gores remains unpaid, as of the Gores Expiration Date, then until all such claims have been resolved and Gores has paid all amounts owed hereunder), Gores shall (i) not sell or otherwise voluntarily dispose of any Class A WWON Stock other than in a transaction solely for cash consideration, (ii) not use, encumber, distribute or otherwise transfer any net cash proceeds received by Gores from time to time after the date hereof in respect of Class A WWON Stock, whether received as a result of a sale or other disposition of such Class A WWON Stock or as a dividend or other distribution in respect of such Class A WWON Stock (“Gores Restricted Cash Proceeds”), (iii) not incur any Indebtedness or other obligation other than the payment obligations under this Agreement, (iv) deposit all Gores Restricted Cash Proceeds into an account with a United States banking institution or invest such cash in Cash Equivalents and cause such deposit or investment to be held solely in the name of Gores, and (iv) not co-mingle the Gores Restricted Cash Proceeds with any other cash or Cash Equivalents of Gores or of any other Person.

(b)
From and after the date hereof until the DG Shareholder Expiration Date (or, if any claims against an Indemnified Party for which the DG Shareholder could be required to make a payment pursuant to Section 1 hereof remain pending, or for any reason any payment owed hereunder by the DG Shareholder remains unpaid, as of the DG Shareholder Expiration Date, then until all such claims have been resolved and the DG Shareholder has paid all amounts owed hereunder), the DG Shareholder shall (i) not sell or otherwise voluntarily dispose of any Class B WWON Stock other than in a transaction solely for cash consideration, (ii) not use, encumber, distribute or otherwise transfer any net cash proceeds received by the DG Shareholder from time to time in respect of Class B WWON Stock, whether received as a result of a sale or other disposition of such Class B WWON Stock or as a dividend or other distribution in respect of such Class B WWON Stock (the “DG Shareholder Restricted Cash Proceeds”), provided that the DG Shareholder shall be permitted to use, encumber, distribute or otherwise transfer from time to time 46.839% of such net cash proceeds, and, notwithstanding any implication herein to the contrary, such unrestricted portion of such net cash proceeds shall not be considered DG Shareholder Restricted Cash Proceeds for any purpose hereunder, (iii) deposit all DG Shareholder Restricted Cash Proceeds into an account with a United States banking institution or invest such cash in Cash Equivalents and cause such deposit or investment to be held solely in the name of the DG Shareholder, and (iv) not co-mingle the DG Shareholder Restricted Cash Proceeds with any other cash or Cash Equivalents of the DG Shareholder or of any other Person. For the avoidance of doubt, nothing herein shall restrict the DG Shareholder’s ability to use, encumber, distribute or otherwise transfer any other assets of the DG Shareholder, including but not limited to the shares of TDI held from time to time by the DG Shareholder and any net cash proceeds received from time to time in respect thereof.

4.	Miscellaneous
(a)
Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived, but only if such waiver is in writing and is signed by the party against whom the waiver is to be effective. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in clause (b) of this Section 4.

(b)
All notices and other communications hereunder shall be in writing (including by fax) and shall be deemed to have been duly given (i) when delivered in person, (ii) one (1) Business Day after being sent by reputable overnight courier, (iii) when faxed during business hours (with confirmation of transmission having been received) or (iv) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	If to WWON:

Westwood One, Inc. 1166 Avenue of the Americas, 10th Floor New York, NY 10036 Attention: General Counsel Fax: (212) 641-2198

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071-3144 Attention: Rick C. Madden, Esq. Fax: (213) 621-5379

and

Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 Attention: Christopher J. Greeno, P.C. Tana M. Ryan Fax: (312) 862-2200

(ii)	If to Gores:

The Gores Group, LLC 10877 Wilshire Blvd, 18th Floor Los Angeles, CA 90024 Attention: General Counsel Fax: (310) 443-2149

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071-3144 Attention: Rick C. Madden, Esq. Fax: (213) 621-5379

(iii)	If to Verge:

Verge Media Companies, Inc. 15303 Ventura Boulevard, Suite 1500 Sherman Oaks, CA 91403 Attention: Chief Executive Officer Fax: (818) 990-0930

with copies to:

Oaktree Capital Management, L.P. 333 S. Grand Ave., 28th Floor Los Angeles, CA 90071 Attention: Andrew Salter Fax: (213) 830-6394

and

Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 Attention: Christopher J. Greeno, P.C. Tana M. Ryan Fax: (312) 862-2200

(iv)	If to the DG Shareholder:

Triton Media Group LLC c/o Oaktree Capital Management, L.P. 333 S. Grand Ave., 28th Floor Los Angeles, CA 90071 Attention: Andrew Salter Fax: (213) 830-6394

with a copy to:

Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 Attention: Christopher J. Greeno, P.C. Tana M. Ryan Fax: (312) 862-2200

(c)
This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

(d)
This Agreement and all other agreements executed pursuant to the terms of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof. The parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Chancery Court of Delaware and, in the absence of such jurisdiction, the United States District Court for the District of Delaware, and, in the absence of such federal jurisdiction, the parties consent to be subject to the exclusive jurisdiction of any Delaware state court sitting in New Castle County and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action or other proceeding. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT SUCH PARTIES MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE). EACH PARTY HEREBY CERTIFIES THAT NO OTHER PARTY HERETO NOR ANY OF THEIR REPRESENTATIVES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THEY WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL. FURTHER, EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTIES RELIED ON THIS WAIVER OF RIGHT TO JURY TRIAL AS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT.

(e)
This Agreement may be executed by the parties hereto individually or in any combination, in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

(f)
If any provision or provisions of this Agreement or of any of the documents or instruments delivered pursuant hereto, or any portion of any provision hereof or thereof, shall be deemed invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or as a result of future legislative action, then such provision or portion thereof shall be construed to give effect to the parties’ intent regarding such provision or portion thereof to the maximum extent permitted by applicable Law, and such determination or action shall be construed so as not to affect the validity, enforceability or effect of any other portion hereof or thereof.

(g)	With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
(h)
This Agreement, and the documents and instruments referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior agreements and understandings between the parties with respect to the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings of the parties hereto in respect of the subject matter hereof, other than those expressly set forth or referred to herein or therein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

WESTWOOD ONE, INC.

By:	/s/ David Hillman

	Name:	David Hillman
	Title:	CAO and GC
[Signature Page to Indemnity and Contribution Agreement]

GORES RADIO HOLDINGS, LLC

By: THE GORES GROUP, LLC, its Manager

By:	/s/ Jon Gimbel

	Name:	Jon Gimbel
	Title:	Principal
Solely for the purpose of agreeing to the last sentence of Section 3(a):

GORES CAPITAL PARTNERS II, L.P.

By:	GORES CAPITAL ADVISORS II, LLC,
its General Partner

By:	THE GORES GROUP, LLC, its Manager

By:	/s/ Jon Gimbel

	Name:	Jon Gimbel
	Title:	Principal

GORES CO-INVEST PARTNERSHIP II, L.P.

By:	GORES CAPITAL ADVISORS II, LLC,
its General Partner

By:	THE GORES GROUP, LLC, its Manager

By:	/s/ Jon Gimbel

	Name:	Jon Gimbel
	Title:	Principal
[Signature Page to Indemnity and Contribution Agreement]

VERGE MEDIA COMPANIES, INC.

By:	/s/ David Quick

	Name:	David Quick
	Title:	Assistant Secretary

TRITON MEDIA GROUP, LLC

By:	/s/ David Quick

	Name:	David Quick
	Title:	Assistant Secretary
[Signature Page to Indemnity and Contribution Agreement]